Exhibit 99.15

Page one: COVER PAGE

People's Republic of China Certificate of Land Use Right

Page two: CERTIFICATE OF LAND USE RIGHTS

Number: WuKai (Gong) Guoyong (2011) Number 024

Land Use Right Owner: Deer Technology (Anhui) Co., Ltd.

Address: Development Zone, West Huaihe Road East District

Parcel Number: [intentionally blank]

Map Number: [intentionally blank]

Land Type (Purpose): Industrial Land

Purchase Price: [intentionally blank]

Method of Land Use Right Acquisition:

Expiration Date: 50 Years (Starting from January 28, 2011)

Land Use Area Size: 150,223.81 square meters

Exclusive Area: [intentionally blank]

Shared Area: 0.00 square meters

According to such laws as "The Constitution of the People's Republic of China", "The Law of Land Administration of the People's Republic of China", and "The Law of the People's Republic of China on Administration of the Urban Real Estate", in order to protect the rights of the land use right owner, this certificate registers the owner of the stated land use rights, and upon examining and verification, approve this registration and grant the certification.

Seal: Wuhu City Government [SEALED]
Date: April 15, 2011